Exhibit 10.1

Execution Version

$700,000,000

HALCÓN RESOURCES CORPORATION

8.625% Senior Secured Notes due 2020

Purchase Agreement

April 21, 2015

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Halcón Resources Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $700,000,000 principal amount of its 8.625% Senior Secured Notes due 2020 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of May 1, 2015 (the “Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), and will be irrevocably and unconditionally guaranteed by each of the Guarantors (the “Guarantees”).

This Purchase Agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Securities from the Company by the Initial Purchasers.

The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption pursuant to Section 4(a)(2) under the Securities Act.  The Company and the Guarantors have prepared a preliminary offering memorandum dated April 21, 2015 (the “Preliminary Offering Memorandum”) and a pricing term sheet substantially in the form attached hereto as Annex D (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and certain other information, and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors, the Securities and the Guarantees.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include the preliminary Canadian offering memorandum dated April 21, 2015 (the “Preliminary Canadian Offering Memorandum”) and the Canadian offering memorandum dated the date hereof (the “Final Canadian Offering Memorandum”), respectively.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex B hereto.

The Securities and the Guarantees will be secured by a second-priority lien, subject to Permitted Liens (as defined below), on substantially all of the tangible and intangible assets of the Company and the Guarantors, now owned or hereafter acquired by the Company and any Guarantor, that secure borrowings under the Credit Agreement, dated as of February 8, 2012, among the Company, as borrower, each of the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Credit Agreement”), on a first-priority basis, subject to certain exceptions described in the Indenture and the Collateral Documents (as defined below) (the “Collateral”).  The Collateral shall be described in: (a) with respect to real property required to be mortgaged the mortgages, deeds of trust or deeds to secure debt to be executed or delivered on or before the date that is sixty (60) days following the date hereof (collectively, the “Mortgages”) and (b) with respect to personal property that constitutes Collateral, the Security Agreement to be dated as of the Closing Date (as defined below) and entered into by the Company and the Guarantors (the “Security Agreement”), each to be delivered to the Trustee, granting a second-priority security interest in the Collateral, subject to Permitted Liens, for the benefit of the Trustee and each holder of the Securities and the successors and assigns of the foregoing.  The term “Collateral Documents,” as used herein, shall mean the Mortgages and the Security Agreement.  The rights of the holders of the Securities with respect to the Collateral shall be further governed by the Intercreditor Agreement to be dated as of the Closing Date, among the Company, the Guarantors, the Collateral Agent and the agent for the lenders under the Credit Agreement (the “Intercreditor Agreement”).

For purposes of this Agreement, “Operative Documents” means the Securities, the Guarantees, the Collateral Documents, the Intercreditor Agreement and the Indenture.

1.                                      Purchase and Resale of the Securities.

(a)                                 The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.25% of the principal amount thereof plus accrued interest, if any, from May 1, 2015 to the Closing Date.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)                                 The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                                     it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)                                  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)                               it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)                               within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)                               in accordance with the restrictions set forth in Annex C hereto.

(c)                                  Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(c) and 6(e), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)                                 The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)                                  The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2.                                      Payment and Delivery.

(a)                                 Payment for and delivery of the Securities will be made at the offices of Vinson & Elkins L.L.P. at 10:00 A.M., New York City time, on May 1, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b)                                 Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.                                      Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)                                 When the Securities and Guarantees are issued and delivered pursuant to this Agreement, such Securities and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.

(b)                                 Neither the Company nor any subsidiary of the Company is or, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Time of Sale Information and the Offering Memorandum, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(c)                                  Assuming the accuracy of your representations and warranties in Section 1(b), the purchase and resale of the Securities pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.  No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors, or any person acting on behalf of the Company or the Guarantors (other than you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Securities.

(d)                                 No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Guarantors, any affiliate of the Company or the Guarantors or any person acting on behalf of the Company or the Guarantors (other than you, as to whom the Company and the Guarantors make no representation) with respect to Securities sold outside the United States in accordance with Regulation S, and the Company and any person acting on its behalf (other than you, as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e)                                  Each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(f)                                   The Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales.  No order or decree preventing the use of the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

(g)                                  The Time of Sale Information did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 7(e).

(h)                                 The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 7(e).

(i)                                     Neither the Company nor any Guarantor has made any offer to sell or solicitation of an offer to buy the Securities that would constitute a “free writing prospectus” (if the offering of the Securities was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Annex B.

(j)                                    The Time of Sale Information, when taken together with each Free Writing Offering Document listed on Annex A hereto, did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information (or Free Writing Offering Document listed on Annex B hereto) in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 7(e).

(k)                                 The documents incorporated by reference in the Time of Sale Information and the Offering Memorandum, at the time they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Time of Sale Information, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Time of Sale Information and the Offering Memorandum, when such documents are filed with the Commission will conform in all material respects to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not, when read together with the other information in the Time of Sale Information, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(l)                                     The statistical and market-related data relating to the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum and the consolidated financial statements of the Company and its subsidiaries are based on or derived from sources that the Company believes to be reliable in all material respects.

(m)                             The Company has been duly incorporated, is validly existing and is in good standing under the laws of State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Time of Sale Information and the Offering Memorandum; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a material adverse effect on the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each subsidiary of the Company other than those subsidiaries which would not, individually or in the aggregate, constitute a “significant subsidiary” as defined in Item 1-02(w) of Regulation S-X (each such “significant subsidiary,” a “Subsidiary”) is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite entity power and authority to own, lease and operate its properties, except where the failure to qualify or be in good standing would not have a Material Adverse Effect.  The Company does not own or control, directly or indirectly, any corporation, association or other corporate entity that, individually or in the aggregate would constitute a Subsidiary, other than the subsidiaries listed on Schedule 2 hereof.  On a consolidated basis, the Company and its subsidiaries conduct their business as described in the Time of Sale Information and the Offering Memorandum and each Subsidiary is duly qualified as a foreign corporation, partnership, limited liability company, business trust or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

(n)                                 The Company has the authorized capitalization as set forth in the Time of Sale Information and the Offering Memorandum, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Time of Sale Information and the Offering Memorandum and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)                                 The Company and each Guarantor has all requisite corporate power, partnership or limited liability company and authority, as applicable, to perform its obligations under the Indenture.  The Indenture has been duly and validly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.  The Indenture conforms to the description thereof in each of the Time of Sale Information and the Offering Memorandum.

(p)                                 The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Securities.  The Securities have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Securities by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Securities will conform in all material respects to the description thereof in each of the Time of Sale Information and the Offering Memorandum.

(q)                                 Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees.  The Guarantees have been duly and validly authorized, executed and delivered by the Guarantors upon the due execution, authentication and delivery of the Securities in accordance with the Indenture and the issuance of the Securities in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Guarantees will conform in all material respects to the description thereof in each of the Time of Sale Information and the Offering Memorandum.

(r)                                    The Company and each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Operative Documents.  The Operative Documents have been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be the legally valid and binding obligations of the Company and each Guarantor in accordance with the terms thereof, enforceable against the Company and each Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.  The Operative Documents will conform in all material respects to the descriptions thereof in each of the Time of Sale Information and the Offering Memorandum.

(s)                                   The Company and each Guarantor has all requisite corporate power to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

(t)                                    The issue and sale of the Securities and the Guarantees, the execution, delivery and performance by the Company and the Guarantors of the Securities, the Guarantees, the Operative Documents to which each is or will be a party (including, but not limited to, the filing of any applicable financing statements pursuant to the Mortgages or any Security Documents, the issuance and sale of the Securities and the Guarantees in respect thereof, the compliance by the Company with all of the provisions of the Securities, the grant and continuing creation and perfection of security interests in the Collateral pursuant to the Mortgages and the Security Agreement and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Operative Documents) and this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Time of Sale Information and the Offering Memorandum, the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, the Guarantors or any of their respective subsidiaries, or (iii) result in any violation by the Company, the Guarantors or any of their respective subsidiaries of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect or would not, in the aggregate, reasonably be expected to have a material adverse effect on ability of the Company or any Guarantor to perform their obligations under this Agreement.

(u)         Collateral Documents, Financing Statements and Collateral.

i.       Upon execution and delivery, the Mortgages will be effective to grant a legal, valid and enforceable mortgage lien or security title and security interest on all of the mortgagor’s right, title and interest in the real property described therein (each, a “Mortgaged Property” and, collectively, the “Mortgaged Properties”).  When the Mortgages are duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law, applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected and enforceable second-priority lien or security title and security interest in the related Mortgaged Property constituting Collateral for the benefit of the Trustee and the holders of the Securities, subject only to Permitted Liens (as defined below) or liens and encumbrances expressly set forth as an exception to the policies of title insurance, if any, obtained to insure the lien of each Mortgage with respect to each of the Mortgaged Properties (such encumbrances and exceptions, the “Permitted Exceptions”), and as may be limited by (x) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or similar law affecting creditors’ rights generally and (y) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (collectively, the “Enforceability Exceptions”);

ii.      Upon execution and delivery, the Security Agreement will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral (other than the Mortgaged Properties);

iii.     Upon due and timely filing and/or recording of the financing statements and Mortgages, as applicable, with respect to the Collateral described in the Security Agreement and the equipment and fixtures described in the Mortgages (the “Personal Property Collateral”), the security interests granted thereby will constitute valid, perfected second-priority liens and security interests in the Personal Property Collateral, to the extent such security interests can be perfected by the filing and/or recording, as applicable, of financing statements and Mortgages for the benefit of the Trustee and the holders of the Securities, and such security interests will be enforceable in accordance with the terms contained therein against all creditors of any grantor or mortgagor and subject only to liens expressly permitted to be incurred or exist on the Collateral under the Indenture (“Permitted Liens”); and

iv.     The Company and its subsidiaries collectively own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than the Permitted Liens.

(v)         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company is required for the offering and sale of the Securities, the execution, delivery and performance by the Company or any of the Guarantors of each of the Operative Documents to which each is a party, the grant and perfection of security interests in the Collateral pursuant to the Mortgages and the Security Agreement, and compliance by each of the Company and each of the Guarantors with the terms thereof, or the consummation by the Company of the other transactions contemplated by this Agreement or the Operative Documents, except for such consents, approvals, authorizations, orders, registrations, filings or qualifications which shall have been obtained or made on or prior to the Closing Date as described in this Agreement or as may be required by the securities or blue sky laws of the various states, the Securities Act and the securities laws of any jurisdiction outside the United States in which the Securities are offered and the recording of Mortgages and the filing of any applicable financing statements pursuant to the Mortgages or the Security Agreement.

(w)                               Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no contracts, agreements or understandings between the Company, any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or any Guarantor owned or to be owned by such person.

(x)                                 Neither the Company, any Guarantor nor any other person acting on behalf of the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(y)                                 Except as described in the Time of Sale Information or the Offering Memorandum, neither the Company, the Guarantors nor any of their respective subsidiaries has sustained, (i) since the date of the latest audited financial statements included and incorporated by reference in the Time of Sale Information and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, (ii) since such date, there has not been (x) any change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt, of the Company, the Guarantors or any of their respective subsidiaries or (y) any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), in the case of clause (i) or (ii)(x) above, except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)                                  The historical financial statements (including the related notes and supporting schedules) of each of the Company and its subsidiaries included and/or incorporated by reference in the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Incorporated Documents fairly presents the financial information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The other financial information and financial data included and incorporated by reference in the Time of Sale Information and Offering Memorandum is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(aa)                          Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose reports appear in the Time of Sale Information and the Offering Memorandum or are incorporated by reference therein, are independent registered public accountants as required by the Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Time of Sale Information and the Offering Memorandum.

(bb)                          Netherland, Sewell & Associates (the “Company Reservoir Engineer”), whose report dated January 28, 2015, is summarized or excerpted in reports incorporated by reference, or included, in the Time of Sale Information and the Offering Memorandum, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The written engineering report prepared by the Company Reservoir Engineer dated January 28, 2015 setting forth the proved reserves attributed to the oil and gas properties of the Company and its subsidiaries accurately reflects in all material respects the interests of the Company and its subsidiaries in the properties therein as of December 31, 2014 and was prepared in accordance with the Commission’s rules and regulations relating to the reporting of oil and natural gas reserves; the information furnished by the Company to the Company Reservoir Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of the Company Reservoir Engineer dated January 28, 2015.

(cc)                            The Company and its subsidiaries have defensible title to all of their interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all their interests in other real property and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (i) such as are described in the Time of Sale Information and the Offering Memorandum, (ii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, (iii) would not have a Material Adverse Effect, or (iv) Permitted Liens; except as described in the Time of Sale Information and the Offering Memorandum or as would not have a Material Adverse Effect, all of the leases and subleases of real property of the Company or any of its subsidiaries and under which the Company or any of its subsidiaries holds properties described in the Time of Sale Information and the Offering Memorandum, are in full force and effect.

(dd)                          The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Time of Sale Information and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(ee)                            The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is reasonably customary for companies engaged in similar industries, and all such insurance is in full force and effect.  The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ff)                              Other than as set forth in the Time of Sale Information and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company, or such subsidiary, would individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Agreement or the Operative Documents or the performance by the Company or any Guarantor of their obligations hereunder or thereunder; and, to the Company’s and the Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(gg)                            There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K, or a periodic report of the Company under the Exchange Act that would be incorporated by reference therein, that have not been described in the Time of Sale Information and the Offering Memorandum.  The statements made in the Time of Sale Information and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Neither the Company, the Guarantors nor any of their respective subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(hh)                          The statements made in the Time of Sale Information and the Offering Memorandum under the captions “Business” (as incorporated by reference from the Company’s Exchange Act Reports), “Certain United States Federal Income Tax Considerations” and “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ii)                                  No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company or any Guarantor and their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Guarantor and their respective subsidiaries, on the other hand, that has not been described in the Time of Sale Information and the Offering Memorandum.

(jj)                                No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any Guarantor, is imminent that could reasonably be expected to have a Material Adverse Effect.

(kk)                          (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code in all material respects; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) to the knowledge of the Company, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll)                                  The Company and each of its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and paid all taxes due thereon, and (i) no tax deficiency has been determined adversely to the Company, the Guarantors or any of their respective subsidiaries, nor (ii) does the Company or any Guarantor have any knowledge of any tax deficiencies that could, in the case of clause (i) or (ii) in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)                  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(nn)                          Since the date as of which information is given in the Time of Sale Information and the Offering Memorandum and except as may otherwise be described in the Time of Sale Information and the Offering Memorandum, neither the Company nor any Guarantor has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(oo)                          Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform their obligations under this Agreement or any of the Operative Documents.

(pp)                          The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Time of Sale Information and the Offering Memorandum, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed (except for pending or contemplated proceedings which are not material to the Company and its subsidiaries and were not required to be disclosed in the documents incorporated by reference in the Time of Sale Information), (B) the Company, and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) none of the Company or its subsidiaries anticipates material capital expenditures other than in the ordinary course of business relating to Environmental Laws.

(qq)                          None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(rr)                                The statements contained in the Time of Sale Information and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Indenture, the Securities, the Guarantees and the Operative Documents and under the captions “Description of Our Other Indebtedness” and “Plan of Distribution” insofar as they purport to describe the provisions of the documents referred to therein, are accurate in all material respects.

(ss)                              The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Securities.

(tt)                                The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  The Company and each of its subsidiaries maintains internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in XBRL included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu)                          (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act (assuming the Company was required to file or submit such reports under the Exchange Act) is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(vv)                          Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries audited by Deloitte & Touche LLP and reviewed by the audit committee of the board of directors of the Company, (i) the Company has not been advised of by its auditors, nor has it identified (A) any material weaknesses in the design or operation of internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls.

(ww)                      No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Time of Sale Information and the Offering Memorandum.

(xx)                          There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of its directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(yy)                          The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” as incorporated by reference from the Company’s Exchange Act Reports in the Time of Sale Information and the Offering Memorandum accurately and fully describes in all material respects (A) the accounting policies that the Company believed as of the date thereof were the most important in the portrayal of the Company’s financial condition and results of operations and that required management’s most difficult, subjective or complex judgments; (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(zz)                            Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with anti-bribery and anti-corruption laws to the extent such laws are applicable to the business, assets and operations of the Company and its subsidiaries.

(aaa)                   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(bbb)                   Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company or any of the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ccc)                      The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

(ddd)                   Immediately after the consummation of the issuance and sale of the Securities in accordance with the terms of this Agreement, each of the Company and each of the Guarantors will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and its subsidiaries and the Guarantors and their subsidiaries are not less than the total amount required to pay the probable liabilities of the Company and its subsidiaries and the Guarantors and their subsidiaries on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company and its subsidiaries and the Guarantors and their subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries and the Guarantors and their subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature and (iv) the Company and its subsidiaries and the Guarantors and their subsidiaries are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and its subsidiaries and the Guarantors and their subsidiaries are engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(eee)                      As of the date hereof (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and its subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material

Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company and its subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(fff)                         Except as described in the Time of Sale Information and the Offering Memorandum, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that would reasonably be expected to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(ggg)                      Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(hhh)                   No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Time of Sale Information or the Offering Memorandum has been made without a reasonable basis at the time such statement was made or has been disclosed other than in good faith.

(iii)                               Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or any such Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

4.                                      Further Agreements of the Company and the Guarantors.  The Company and the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)                                 The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)                                 Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)                                  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)                                 The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)                                   If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering

Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)                                  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 During the period from the date hereof through and including the date that is sixty (60) days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(i)                                     The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)                                    While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)                                 The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)                                     The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)                             Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)                                 None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)                                 Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p)                                 The Company and each Guarantor (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the creation and perfection of security interests in the Collateral as and to the extent contemplated by the Indenture and the Collateral Documents and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Collateral Documents; provided that Company and each Guarantor shall execute and deliver the Mortgages on or before the date that is sixty (60) days following the Closing Date.

5.                                      Certain Agreements of the Initial Purchasers.        Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the preliminary or final terms of the Securities or their offering and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.                                      Conditions of Initial Purchasers’ Obligations.  The respective obligations of each of the Initial Purchasers hereunder are subject to the accuracy, when and on and as of the date hereof and on the Closing Date of the representations and warranties of the Company and each of the Guarantors contained herein, to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Time of Sale Information or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(b)                                 All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Guarantees, the Operative Documents, the Indenture, the Time of Sale Information and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)                                  Mayer Brown LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit A hereto.

(d)                                 David Elkouri, General Counsel of the Company shall have furnished to the Initial Purchasers his written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit B hereto.

(e)                                  Mark Mize, Executive Vice President, Chief Financial Officer and Treasurer of the Company shall have furnished to the Initial Purchasers a certificate, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit C hereto.

(f)                                   The Initial Purchasers shall have received from Vinson & Elkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Time of Sale Information, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(g)                                  At the time of execution of this Agreement, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Information, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)                                 With respect to the letter of Deloitte & Touche LLP, referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Time of Sale Information or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter

(i)                                     Except as described in the Time of Sale Information and the Offering Memorandum, (i) neither the Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included and incorporated by reference in the Time of Sale Information and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company, any Guarantor or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company, the Guarantors and their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Time of Sale Information and the Offering Memorandum.

(j)                                    At the time of execution of this Agreement, the Initial Purchasers shall have received from the Company Reservoir Engineer an initial letter (an “initial expert letter”), in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof and a subsequent letter dated as of the Closing Date, which such letter shall cover the period from any initial expert letter to the Closing Date, confirming that they are independent with respect to the Company and stating the conclusions and findings of such firm with respect to matters pertaining to the Company’s use of the reports of proved reserves from the Company Reservoir Engineer.

(k)                                 The Company and each Guarantor shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and each Guarantor, or other officers satisfactory to the Initial Purchasers, as to such matters as the Representative may reasonably request, including, without limitation, a statement that:

i.      The representations, warranties and agreements of the Company and the Guarantors in Section 3 are true and correct on and as of the Closing Date, and the Company and the Guarantors have complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

ii.     They have examined the Time of Sale Information and the Offering Memorandum, and, in their opinion, (A) the Time of Sale Information, as of the Applicable Time and as of the Closing Date, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Time of Sale Information and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Time of Sale Information and the Offering Memorandum.

(l)                                     Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as such term is used in Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities issued or guaranteed by the Company or any of the Guarantors (in each case, other than an announcement with positive implications of a possible upgrading).

(m)                             The Securities shall be eligible for clearance and settlement through DTC.

(n)                                 The Initial Purchasers shall have received conformed counterparts of the Security Agreement that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative.

(o)                                 The Initial Purchasers shall have received conformed counterparts of the Intercreditor Agreement that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative.

(p)                                 Except as otherwise contemplated by the Security Agreement, each document (including any Uniform Commercial Code financing statement) required by the Security Agreement, or under law or reasonably requested by the Representative, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, for the benefit of the holders of the Securities, a perfected second-priority lien and security interest in the Personal Property Collateral that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.

(q)                                 On or prior to the Closing Date, the Initial Purchasers shall have received satisfactory evidence that the Company and the Guarantors maintain insurance with respect to the Collateral as specified by the Security Agreement.

(r)                                    The Securities and the notation of guarantees shall be executed by the Company and the Guarantors in substantially the respective forms set forth in the Indenture and the Securities shall be authenticated and delivered by the Trustee in accordance with the Indenture.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.                                      Indemnification and Contribution.

(a)                                 The Company and each Guarantor, hereby agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Securities (“Marketing

Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or any materials prepared, or approved, by the Company for the purpose of compliance with the Canadian securities laws, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Time of Sale Information or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 7(e).  The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b)                                 Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 7(e).  The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

(c)                                  Promptly after receipt by an indemnified party under paragraphs (a) or (b) of this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under paragraphs (a) or

(b) of this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) of this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this paragraph (a) or (b) of this Section 7.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this Section 7, if (i) the Company, the Guarantors and the Initial Purchasers shall have so mutually agreed; (ii) the Company and the Guarantors have failed within a reasonable time to retain counsel reasonably satisfactory to the Initial Purchasers; (iii) the Initial Purchasers and their respective affiliates, directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company and the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective affiliates, directors, officers, employees or controlling persons, on the one hand, and the Company and the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantors.  No indemnifying party shall (x) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)                                 If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement as set forth on the cover page of the Offering Memorandum.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors.  The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

(e)                                  The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge and agree that the statements contained in the second sentence under the heading “Plan of Distribution” in the Time of Sale Information and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Time of Sale Information, the Offering Memorandum, or in any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials.

(f)                                   The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.                                      Defaulting Initial Purchaser.

(a)                                 If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of counsel to the Initial Purchasers for all periods prior to and after the Closing Date); and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)                                 If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors, the Initial Purchasers, and the affiliates, directors, officers and employees and each person, if any, who controls the Company, any Guarantors or any Initial Purchaser in the manner described in Section 7.

13.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.                               Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

15.                               Miscellaneous.

(a)                                 Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b)                                 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Legal, with a copy to Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002, Attention: Jim Prince.  Notices to the Company and the Guarantors shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, Attention: David Elkouri, with a copy to Mayer Brown LLP, 700 Louisiana Street, Suite 3400, Houston, Texas 77002, Attention: William T. Heller IV.

(c)                                  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  Each of the Company and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e)                                  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)                                   This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)                                  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)                                 The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

HALCÓN RESOURCES CORPORATION

By	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer
and Treasurer

HALCÓN ENERGY PROPERTIES, INC.
HALCÓN FIELD SERVICES, LLC
HALCÓN HOLDINGS, INC.
HALCÓN OPERATING CO., INC.
HALCÓN RESOURCES OPERATING, INC.
HALCÓN LOUISIANA OPERATING, L.P.
	By:	HALCÓN GULF STATES, LLC,
its General Partner
HALCÓN GULF STATES, LLC
HRC ENERGY LOUISIANA, LLC
HRC ENERGY, LLC
HRC OPERATING, LLC
HRC ENERGY RESOURCES (WV), INC.
HALCÓN ENERGY HOLDINGS, LLC
HALCÓN WILLISTON I, LLC
HALCÓN WILLISTON II, LLC
HRC PRODUCTION COMPANY
HK OIL & GAS, LLC
HK ENERGY OPERATING, LLC
HK LOUISIANA OPERATING, LLC
HK ENERGY, LLC
HK RESOURCES, LLC
THE 7711 CORPORATION

By	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer
and Treasurer

[Signature Page to Purchase Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By	/s/Nicholas Fersen
Authorized Signatory

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities LLC	$136,500,000
Barclays Capital Inc.	70,000,000
Wells Fargo Securities, LLC	70,000,000
Credit Suisse Securities (USA) LLC	63,000,000
BMO Capital Markets Corp.	59,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	59,500,000
Jefferies LLC	35,000,000
SunTrust Robinson Humphrey, Inc.	35,000,000
ING Financial Markets LLC	28,000,000
Natixis Securities Americas LLC	28,000,000
BNP Paribas Securities Corp.	24,500,000
Capital One Securities, Inc.	24,500,000
Goldman, Sachs & Co.	24,500,000
RBC Capital Markets, LLC	24,500,000
Comerica Securities, Inc.	17,500,000
Total	$700,000,000

Schedule 1 - 1

Schedule 2

LIST OF GUARANTORS

Guarantor	State of Incorporation or Organization
Halcón Energy Properties, Inc.	Delaware
Halcón Field Services, LLC	Delaware
Halcón Holdings, Inc.	Delaware
Halcón Operating Co., Inc.	Texas
Halcón Resources Operating, Inc.	Delaware
Halcón Louisiana Operating, L.P.	Delaware
Halcón Gulf States, LLC	Oklahoma
HRC Energy Louisiana, LLC	Delaware
HRC Energy Resources (WV), Inc.	Delaware
Halcón Energy Holdings, LLC	Delaware
Halcón Williston I, LLC	Texas
Halcón Williston II, LLC	Texas
HRC Production Company	Texas
HK Oil & Gas LLC	Texas
HRC Energy, LLC	Colorado
HRC Operating, LLC	Colorado
HK Energy Operating, LLC	Texas
HK Energy, LLC	Texas
HK Louisiana Operating, LLC	Texas
HK Resources, LLC	Delaware
The 7711 Corporation	Texas

Schedule 2 - 1

ANNEX A

THE COMPANY’S ROAD SHOW PRESENTATION

[See attached]

ANNEX B

ADDITIONAL TIME OF SALE INFORMATION

1.                                      Term sheet containing the terms of the Securities, substantially in the form of Annex D.

ANNEX C

RESTRICTIONS ON OFFERS AND SALES OUTSIDE THE UNITED STATES

In connection with offers and sales of Securities outside the United States:

(a)                                 Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)                                 Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                                     Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)                                  None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)                               At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.

(iv)                              Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

ANNEX D

HALCÓN RESOURCES CORPORATION

$700,000,000
 8.625% Senior Secured Notes due 2020

April 21, 2015

Pricing Supplement dated April 21, 2015 to the Preliminary Offering Memorandum dated April 21, 2015 of Halcón Resources Corporation. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.  The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.  The information in the Preliminary Offering Memorandum will be modified to the extent affected by the changes disclosed herein.  Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act.  Accordingly, the notes are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer	Halcón Resources Corporation

Guarantors

The notes will be jointly and severally guaranteed by all the Issuer’s current restricted subsidiaries and by any future restricted subsidiaries that guarantee the Issuer’s indebtedness under a credit facility.

Title of Securities	8.625% Senior Secured Notes due 2020 (the “Notes”)

Collateral

The Notes will be secured by second-priority liens on substantially all of the Issuer’s and its subsidiary guarantors’ assets that secure the Issuer’s revolving credit facility, subject to the terms of the collateral trust agreement and the intercreditor agreement. For additional information, please read “Description of the Notes—Security for Notes,” “—Collateral Trust Agreement” and “—The Intercreditor Agreement.”

Aggregate Principal Amount	$700,000,000 (increased from $500,000,000)

Use of Proceeds

Estimated net proceeds to the Issuer from the offering of Notes will be approximately $687.2 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The Issuer intends to use the net proceeds from this offering to repay a portion of the outstanding borrowings under its revolving credit facility, which has been and will continue to be, drawn upon to partially fund the Issuer’s capital expenditure program, and for other general corporate purposes. Affiliates of certain of the initial purchasers are lenders under the Issuer’s revolving credit facility, and accordingly, will receive a portion of the proceeds from this offering pursuant to the repayment of borrowings under such facility.

Revised Capitalization

The “As Further Adjusted” column of the “Capitalization” table on page 54 of the Preliminary Offering Memorandum is amended to show cash and cash equivalents of $173.9 million, no borrowings outstanding under the revolving credit facility, $700.0 million of 8.625% senior secured notes due 2020, total long-term debt of $3,703.9 million and total capitalization of $5,776.0 million. A portion of the “As Further Adjusted” cash and cash equivalents will be used to repay a portion of the outstanding borrowings under the Issuer’s revolving credit facility.

Distribution	144A / Regulation S without registration rights

Maturity Date	February 1, 2020

Issue Price	100.000%, plus accrued interest, if any, from May 1, 2015

Coupon	8.625%

Yield to Maturity	8.625%

Spread to Treasury	+728 basis points

Benchmark Treasury	UST 1.375% due March 31, 2020

Interest Payment Dates	February 1 and August 1 of each year, beginning on August 1, 2015

Record Dates	January 15 and July 15 of each year

Trade Date	April 21, 2015

Settlement Date

May 1, 2015 (T+8)

We expect that delivery of the Notes will be made against payment therefor on or about the eighth business day following the date of confirmation of orders with respect to the Notes (this settlement cycle being referred to as “T+8”). Under Rule 15c6-1 of the Securities and Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Optional Redemption

On or after February 1, 2017, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on February 1 of the years indicated below:

	Year	Price

	2017	104.313%
	2018	102.156%
	2019 and thereafter	100.000%

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to February 1, 2017

Equity Clawback	Up to 35% at 108.625% plus accrued and unpaid interest prior to February 1, 2017

Change of Control	101% plus accrued and unpaid interest (following a Rating Decline)

CUSIP and ISIN Numbers	Rule 144A CUSIP: 40537Q AH3 Regulation S CUSIP: U4057P AF2 Rule 144A ISIN: US40537QAH39 Regulation S ISIN: USU4057PAF28

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers

J.P. Morgan Securities LLC
Barclays Capital Inc.
Wells Fargo Securities, LLC
Credit Suisse Securities (USA) LLC
BMO Capital Markets Corp.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Jefferies LLC
SunTrust Robinson Humphrey, Inc.
BNP Paribas Securities Corp.
Capital One Securities, Inc.
Goldman, Sachs & Co.
ING Financial Markets LLC
Natixis Securities Americas LLC
RBC Capital Markets, LLC
Comerica Securities, Inc.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these Notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to Non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Exhibit A

FORM OF OPINION OF MAYER BROWN

1.                                      The Company and each of the Guarantors is a corporation, limited liability company or partnership, as applicable, validly existing and in good standing under the laws of the state of its incorporation or organization, with corporate, limited liability company or partnership power and authority, as applicable to own its properties and conduct its business as described in the Time of Sale Information.

2.                                      Based solely on certificates of public officials, each of the Company and its Subsidiaries was duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company or partnership, as applicable, in each jurisdiction listed in Schedule     with respect to it as of the respective dates specified in such Schedule.

3.                                      The Company and each of the Guarantors:

(a)                                 has taken all corporate, limited liability company or partnership action, as applicable, necessary to authorize the execution, delivery and performance of the Indenture and the Operative Documents, including granting the security interests to be granted by it pursuant to the Indenture and the Collateral Documents; and

(b)                                 has duly executed and delivered such Indenture and such Operative Documents.

4.                                      This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

5.                                      Each of the Collateral Documents and the Intercreditor Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors party thereto and each of the Collateral Documents and the Intercreditor Agreement constitutes a valid and binding obligation of the Company and each of the Guarantors party thereto enforceable against the Company and each of the Guarantors party thereto in accordance with its terms, subject to the Enforceability Exceptions.

6.                                      The Collateral Documents create under the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) a security interest in favor of the Collateral Agent for the ratable benefit of itself, the Trustee and the holders of the Securities in such of the Collateral of the Company and each Guarantor party thereto that is of a type in which a security interest can be created under Article 9 of the New York UCC.

7.                                      Each Financing Statement listed on Schedule            hereto is in appropriate form for filing in the applicable Filing Office specified on Schedule           hereto.  Upon the effective filing of each Financing Statement listed on Schedule           hereto with the applicable Filing Office specified on Schedule           hereto, the Collateral Agent for the ratable benefit of itself, the Trustee and the holders of the Securities will have a perfected security interest in that part of the Collateral held by each of the Company and the Guarantors in which a security interest may be perfected by the filing of a financing statement with such Filing Office under the applicable Uniform Commercial Code.

8.                                      Assuming the due authentication of the Securities by the Trustee in accordance with the Indenture and payment for the Securities by the Initial Purchasers in accordance with the Purchase Agreement:

(a)                                 the Securities will be the valid and binding obligations of the Company, enforceable against it in accordance with its terms and entitled to the benefits of the Indenture, and

(b)                                 the Guarantees will be the valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

9.                                      Each of the Indenture and the Operative Documents constitutes the valid and binding obligation of each Relevant Party that is a party thereto, enforceable against such Relevant Party in accordance with its terms.

10.                               The form of the Indenture complies with the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”).

11.                               The application of the proceeds from the Securities by the Company as described under “Use of Proceeds” in the Time of Sale Information and the Offering Memorandum, the execution and delivery by each Relevant Party of the Operative Documents to which it is a party do not, and the performance by each such Relevant Party of its obligations under the Operative Documents (including, but not limited to, the filing of any applicable fixture filings relating to the real property covered by the Mortgages and the filing of any applicable financing statements pursuant to the Security Agreement) to which it is a party and the grant and perfection of liens and security interests in the Collateral pursuant to the Mortgages and the Security Agreement will not:

(a)                                 in the case of any Relevant Party (other than the Other Party), violate its certificate of incorporation or bylaws, certificate of formation, limited liability company agreement or limited partnership agreement, as applicable;

(b)                                 breach or result in a default or the creation of any lien under any agreement or instrument listed in Schedule           (the “Applicable Contracts”) (except that we express no opinion with respect to financial covenants and other similar provisions in any Applicable Contract requiring financial calculations or determinations to ascertain compliance, or any order, writ, judgment, injunction, decree, determination or award listed in Schedule           ; or

(c)                                  result in a violation by any Relevant Party of any Applicable Laws, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

12.                               No authorization, approval or other action by, and no notice to or filing with, any United States federal, Delaware, New York or Texas governmental authority or regulatory body, or any third party that is a party to an Applicable Contract, is required for: (a) the due execution, delivery or performance by a Relevant Party of any Operative Document to which it is a party, (b) the application of the proceeds from the Securities by the Company as described under “Use of Proceeds” in the Time of Sale Information and the Offering Memorandum, (c) the execution, delivery and performance by the Company or any of the Guarantors of each of the Operative Documents to which each is a party (including, but not limited to, the filing of any applicable financing statements pursuant to the Mortgages or the Security Agreement), or (d) the grant and perfection of security interests in the Collateral pursuant to the Mortgages and the Security Agreement, and compliance by the Company and each of the Guarantors with the terms thereof.

13.                               No Relevant Party is, or as a result of the transactions contemplated by the Operative Documents is or will be after applying the proceeds from the offering as described in the Time of Sale Information and the Offering Memorandum, required to register as an investment company under the Investment Company Act.

14.                               Based upon the representations, warranties and agreements of the Company and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer and sale of the Securities or the Guarantees to the Initial Purchasers under the Purchase Agreement, or in connection with the initial offer, resale or delivery of the Securities and the Guarantees by the Initial Purchasers in the manner contemplated by the Purchase Agreement, to register the Securities or the Guarantees under the Securities Act, or to qualify the Indenture under the TIA, it being understood that no opinion is expressed as to any subsequent resale of any Securities.

15.                               The statements set forth under the heading “Description of the Notes” in the Time of Sale Information and the Offering Memorandum insofar as such statements purport to summarize the terms of the Indenture, the Securities and the Guarantees, accurately summarize such documents in all material respects.

16.                               The statements set forth under the headings “Description of Our Other Indebtedness”, “Certain United States Federal Income Tax Considerations,” “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” and “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum, in each case insofar as such statements purport to constitute summaries of the terms of statutes, rules, regulations or documents, accurately summarize such statutes, rules, regulations and documents in all material respects.

17.                               A Texas state court or a federal court sitting in the State of Texas and applying Texas conflicts-of-laws principles would give effect to the choice of New York law to govern the Transaction Documents.

18.                               The authorized capital stock of the Company is as set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

19.                               We are not representing any Relevant Party in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

Such counsel shall also furnish to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that such counsel reviewed the Time of Sale Information and the Offering Memorandum and participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, and representatives of the independent public accountants and independent reserve engineers for the Company at which the contents of the Time of Sale Information and the Offering Memorandum and related matters were discussed.  The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in Time of Sale Information or the Offering Memorandum, and such counsel has not undertaken to verify independently any of such factual matters.  Moreover, many of the determinations required to be made in the preparation of the Time of Sale Information and the Offering Memorandum involve matters of a non-legal nature.  Subject to the foregoing, such counsel confirm to you, on the basis of the information such counsel gained in the course of performing the services referred to above, nothing came to such counsel’s attention that caused it to believe that:

(a)                                 the Time of Sale Information, as of 8:00 a.m., eastern time on April 21, 2015, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(b)                                 the Offering Memorandum, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Information or the Offering Memorandum (except as otherwise specifically stated in paragraphs 15 and 16), and such counsel does not express any belief with respect to the financial statements and related notes and schedules and other financial data, accounting data, information or assessments of or reports on the effectiveness of internal control over financial reporting, or oil and gas reserves or prospects, production data or related geological data, or statistical data derived from such financial, oil and gas reserves, prospects, production data or geological data, contained in or omitted from the Time of Sale Information or the Offering Memorandum.

[For the avoidance of doubt, the opinions of company counsel relating to the Mortgages shall be delivered on or before the date that is sixty (60) days following the Closing Date and promptly following the proper execution, filing and recording of the Mortgages in the official real property records of the counties where the Mortgage Properties are located, in each case as and to the extent contemplated by the Indenture and the Collateral Documents.]

Exhibit B

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

1.                                      All of the issued shares of capital stock or other equity interests of each of the Company and its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (in the case of capital stock or other equity interests of the Company’s subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for (i) such liens, encumbrances, equities or claims as described in the Preliminary Offering Memorandum and the Final Offering Memorandum, (ii) such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) for Permitted Liens (each as defined in the Purchase Agreement).

2.                                      To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the Company’s performance of the Agreement or the consummation by the Company of the transactions contemplated therein.

Exhibit C

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, Mark Mize, the duly appointed Executive Vice President, Chief Financial Officer and Treasurer of Halcón Resources Corporation (the “Company”), after due inquiry hereby certifies on behalf of the Company, solely in the undersigned’s capacity as Executive Vice President, Chief Financial Officer and Treasurer of the Company, that in connection with the offering by the Company of $700,000,000 aggregate principal amount of its 8.625% Senior Secured Notes due 2020 (the “Notes”), as described in the preliminary offering memorandum dated April 21, 2015 (the “Preliminary Offering Memorandum”) and the related offering memorandum dated April 21, 2015 (the “Final Offering Memorandum,” and together with the Preliminary Offering Memorandum, the “Offering Memorandum”), that:

1.                                      The undersigned is responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the Company, and the undersigned is responsible for oversight and supervision of the Company’s financial and accounting functions and staff.

2.                                      The undersigned has carefully examined the preliminary unaudited financial and operational information set forth under the caption “Summary—Recent Developments—First Quarter Update (Preliminary)” in the Offering Memorandum (the “First Quarter Update”).

3.                                      The First Quarter Update has been prepared (a) in accordance with the description thereof, and is subject to the limitations, set forth in the Offering Memorandum, (b) in accordance with accounting principles which are materially consistent with the principles used to prepare the financial information included or incorporated by reference in the Offering Memorandum for the year ended December 31, 2014, and (c) in good faith based upon the Company’s internal records and information systems.

The undersigned is aware that this certificate is to assist J.P. Morgan Securities LLC, as representatives of the several underwriters, in conducting and documenting their investigation of the affairs of the Company in connection with the Company’s offering of the Notes as described in the Offering Memorandum.